Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 28, 2018, except for the effects of the restatement discussed in Note 2 to such financial statements as to which the date is April 11, 2019, which appear in KushCo Holdings, Inc.’s Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal years ended August 31, 2018 and 2017.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated July 5, 2017 relating to the financial statements of CMP Wellness, LLC for the fiscal years ended August 31, 2016 and 2015.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated June 1, 2018 relating to the financial statements of Summit Innovations, LLC for the fiscal year ended February 28, 2018.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

Larkspur, California

September 18, 2019